Exhibit 23.1

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises Gateway building Luchthaven Nationaal 1 J 1930 Zaventem Belgium Tel.+ 32 2 800 20 00 Fax+ 32 2 800 20 01 www.deloitte.com
9 October 2020
Galapagos NV General De Wittelaan L11a3 2800 Mechelen

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Galapagos NV (the “Company”) (which reports (1) express an unqualified opinion on the consolidated financial statements of the Company and its subsidiaries and (2) express an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting) dated March 27, 2020 appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2019.

Zaventem, Belgium, 9 October 2020

/s/ Gert Vanhees

DELOITTE Bedrijfsrevisoren / Réviseurs d’Entreprises BV o.v.v.e. CVBA / SC s.f.d. SCRL Represented by Gert Vanhees

Deloitte Bedrijfsrevisoren / Réviseurs d’Entreprises

Burgerlijke vennootschap onder de vorm van een coöperatieve vennootschap met beperkte aansprakelijkheid /

Société civile sous forme d’une société coopérative à responsabilité limitée

Registered Office: Gateway building, Luchthaven Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863—RPR Brussel/RPM Bruxelles—IBAN BE 17 2300 0465 6121—BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited